Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Five Below, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-265597, No. 333-182817, No.333-185196 and No.333-257762) on Form S-8 and registration statement (No. 333-191210) on Form S-3 of Five Below, Inc. of our reports dated March 21, 2024, with respect to the consolidated financial statements of Five Below, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 21, 2024